UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 27, 2005

Date of Report (date of earliest event reported)

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CHINA DIRECT TRADING CORPORATION

(Exact name of Registrant as specified in its charter)

Florida	0-28831	84-1047159

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

           12535 Orange Drive, Suite 613

Davie, Florida 33330

(Address of principal executive offices)

(954) 474-0224

(Registrant’s telephone number, including area code)

ITEM 2.01:

SUMMARY OF THE PURCHASE. Subject to the conditions described below, China Direct Trading Corporation (“Company”) entered into a Share Purchase Agreement (“Agreement”), dated as of April 26, 2005, that is by Beijng Huawei Ouya Architectural Decoration and Engineering Co., Ltd. (“BHOA”), a limited company organized and existing under the laws of the People’s Republic of China (“China”) with its domicile at West to the Lai Guang Ying Village, Lai Guang Ying County, Chao Yang District, PRC, and the Company. Under the Agreement, the Company will purchase 40% of the issued and outstanding shares of BHOA (the “Shares”) for $5,000,000 cash. The Company will also have the right to appoint a majority of the directors of BHOA. Upon the consummation of the purchase of the Shares, BHOA would convert under Chinese law into a Joint Venture company (“JV”), which, the Company and its local Chinese counsel believe is the most advantageous form of business association in China for a foreign-controlled Chinese company. Upon the conversion, and the consummation of the purchase of the Shares, the Company will own 40% of the JV’s issued and outstanding voting capital stock and will have the right to appoint a majority of the JV’s directors.

CONSOLIDATION FOR FINANCIAL RESULTS. The Company intends to consolidate the financial results of the JV with the Company for purposes of reporting financial results in the U.S. to the Securities and Exchange Commission.

CONDITIONS TO CLOSING THE PURCHASE OF THE SHARES: The consummation of the purchase of the Shares is subject to usual and customary conditions, including the following significant conditions. There can be no assurances that all the conditions to the purchase of the Shares will be satisfied in time and that the JV will be formed.

CONDITIONS TO THE PURCHASE OF THE SHARES

ONE: obtaining the approval from the relevant Chinese and U.S. government authorities and Board of Directors of the Company and of BHOA for the purchase of the Shares, including (without limitation) of the approvals of the “JV Contract” (that being the agreement for form the JV),

TWO: passing a resolution to approve the purchase of the Shares by the shareholders of BHOA and the shareholders of the Company; and

THREE: there be no material adverse changes in the assents, financial situation, business management and prospect of BHOA take place before the “Closing Date”, which is scheduled at any time within the 3 month period after the Chinese authorities issue a business license to the JV.

Further, the Company must finance the $5 million purchase price for the Shares, which financing may be difficult to arrange.

FAILURE TO MEET CONDITIONS AND CANCELLATION OF PURCHASE OF SHARES. If the above conditions are not met or the Company fails to raise the $5 million for the purchase of the Shares, then the Agreement and the transactions contemplated in the Agreement will be cancelled without the Company having any stock or other ownership interest in BHO.

ANTICIPATED CLOSING: The Company anticipates that the Closing Date for the purchase of the Shares will, subject to the satisfaction of the above conditions, take place in approximately six to eight months.

ITEM 9.01 FINANCIAL STATES AND EXHIBITS

(a) Financial Statements.             The Company shall file pro forma financial statements for the Company and the JV within 15 days of the date of this Report on Form 8-K.

(c) EXHIBITS

The following exhibits are filed with this Report:

EXHIBIT #1	Share Purchase Agreement, dated April 26, 2005, between China DirectTrading Corporationand Beijing Huawei Ouya Architectural andEngineering Company

Exhibit #2	Articles of Association of Beijing Huawei International Furniture Manufacturing Co., Ltd.
Exhibit #3	Form of Joint Venture Contract by Beijng Huawei Ouya Architectural Decoration And Engineering Co., Ltd., China Direct Trading Corp., and Mr. Wang Hongkun, a principal of BHOA

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT TRADING CORPORATION

Date: April 27, 2005

By: /s/ Howard Ullman

Howard Ullman, Chief

Executive Officer and

President and Chairman